Exhibit 10.01
MIAMI LAKES BUSINESS PARK-EAST
FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) is made as of the 30th day of September, 2010 by and between JDRP ASSOCIATES NO. 1, LTD. (“Lessor”) and HEARTWARE, INC. (“Lessee”).
RECITALS:
WHEREAS, Lessor and Lessee are parties to that certain Lease Agreement dated April 17, 2008 (the “Lease”). Pursuant to the Lease, Lessor leased to Lessee and Lessee from Lessor an “agreed upon” 59,165 square feet of gross rentable area located at 14000-14050 NW 57th Court, Miami Lakes, Florida 33014 (the “Demised Premises” or “Premises”). The Demised Premises is located in a Building (the “Building”) within the business park commonly known as Miami Lakes Business Park — East; and
WHEREAS, the Lease Term (the “Lease Term”) is scheduled to expire May 31, 2011; and
WHEREAS, Lessor and Lessee desire to: (i) extend the Lease Term for a period of Twenty-Five (25) months; and (ii) make certain other modifications to the Lease.
W I T N E S S E T H:
NOW, THEREFORE, in consideration of ten and no/100 dollars ($10.00) in hand paid by each party to the other, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the parties agree as follows:
1. Recitals. The recitals contained above are true to the best of the parties’ knowledge and are incorporated by reference herein.
2. Defined Terms. Except as otherwise defined herein, all terms and phrases used in this First Amendment that are defined in the Lease shall have the same meaning as set forth in the Lease. In the event of any conflict between the Lease and this First Amendment, the terms of this First Amendment shall control.
3. Lease Term. The Lease Term, as hereby amended, is extended to expire on the last day of June, 2013 and, except as otherwise provided herein, Lessee hereby waives and forever releases any option to renew or extend the Lease Term subsequent to June 30, 2013.
4. Base Rent. Commencing June 1, 2011, the Base Rent payable by Lessee shall be as follows:
June 1, 2011 through May 31, 2012: Equal monthly installments of $44,373.75 plus sales tax and any other charges pursuant to the Lease.
June 1, 2012 through June 30, 2013: Equal monthly installments of $45,704.96 plus sales tax and any other charges pursuant to the Lease.
Base Rent shall be payable in monthly installments in advance on the first day of each month of the Lease Term, as hereby extended.
5. Lessee’s Proportionate Share. Notwithstanding that this First Amendment is being executed after June 1, 2010, the parties hereby agree that effective as of June 1, 2010, the Base Year (as defined in Section 27 of the Lease) shall be changed from calendar year 2008 to calendar year 2010.

6. Security Deposit; Guaranty. Pursuant to Section 31 a. of the Lease, Lessor and Lessee acknowledge that Lessor currently holds a Security Deposit in the form of a letter of credit (the “Letter of Credit”) in the amount of Two Hundred Eighty-Eight Thousand Four Hundred Twenty-Nine and 38/100 Dollars ($288,429.38). Simultaneously with the execution of this First Amendment, Lessee shall deliver to Lessor either (a) an amendment to the Letter of Credit extending the expiry date thereof through the date that is ninety (90) days after the expiration of the Lease Term, as extended hereby (i.e., September 30, 2013), or (b) a substitute letter of credit in the amount of $288,429.38, with an expiry date that is ninety (90) days after the expiration of the Lease Term, as extended hereby (i.e., September 30, 2013), and otherwise in strict conformity with the terms of Section 31 b of the Lease, in which latter event the original Letter of Credit will be promptly returned to Lessee. If required by the issuing bank, Lessor shall, at no cost to Lessor, execute such reasonable documents as may be reasonably necessary to terminate such original Letter of Credit. As additional security under the Lease (as amended by this First Amendment), concurrently with Lessee’s execution and delivery of this First Amendment to Lessor, Heartware International, Inc. (“Guarantor”) shall execute and deliver to Lessor that certain Guaranty of Lease attached hereto and made a part hereof as Exhibit A.
7. Option To Renew. Lessor hereby grants to Lessee the conditional right, exercisable at Lessee’s option, to renew the term of this Lease for two — three (3) year terms (each, a “Renewal Term”) in “as is” condition at 100% of the Market Rent (as defined below). If exercised, and if the conditions applicable thereto have been satisfied, each Renewal Term shall commence immediately following the end of the then current Lease Term. The right of renewal herein granted to Lessee shall be subject to, and shall be exercised in accordance with, the following terms and conditions:
a. Lessee shall exercise its right of renewal with respect to a Renewal Term by giving Lessor written notice of such election not later than two hundred seventy (270) days prior to the expiration of the then current Lease Term. The parties shall have thirty (30) calendar days after Lessor’s timely receipt of such notice in which to negotiate in good faith the initial base rent, escalation factor and additional rent (collectively, “Market Rent”) which shall be payable during such Renewal Term. Among the factors to be considered by the parties during such negotiations in determining applicable Market Rent shall be the general market rent for renewal leases in the Miami Lakes submarket of Miami-Dade County, the rental rates for renewal leases then being quoted by Lessor to comparable tenants for comparable space in the Building, the rents for renewal leases being charged similar tenants for similar space in multi-tenanted buildings in the Miami Lakes submarket of Miami-Dade County, and whether or not Lessee will receive a construction allowance and/or a rental abatement for the Renewal Term. If during such thirty (30) calendar day period, the parties agree on the Market Rent during the Renewal Term, then Lessee shall execute an amendment to this Lease stating the Market Rent so agreed upon within ten (10) business days after receipt of an amendment from Lessor. If during such thirty (30) calendar day period the parties are unable, after a good faith attempt by both parties to reach an agreement, for any reason whatsoever, to agree on such Market Rent, then within ten (10) business days after expiration of such thirty (30) calendar day period, Lessee shall elect by written notice to Lessor, to either: (i) accept Lessor’s determination of Market Rent or (ii) rescind its renewal notice. If Lessee fails timely to so elect, Lessee shall be deemed to have elected to rescind its renewal notice. If Lessee’s renewal notice is not given timely or Lessee fails to execute an amendment to this Lease within the time period specified above, then, at Lessor’s option, Lessee’s right of renewal shall lapse and be of no further force and effect.
b. If Lessee has been in monetary default more than two (2) times in any Lease Year or is in default after the giving of any applicable notice and expiration of any applicable cure period under this Lease on the date Lessee sends a renewal notice or any time thereafter until a Renewal Term is to commence, then, at Lessor’s election, such Renewal Term shall not commence and the term of this Lease shall expire at the expiration of the then current Lease Term.
c. If at any time fifty percent (50%) or more of the square feet of rentable area of the Premises have been subleased or assigned or if this Lease has been terminated with respect to any such portion, then Lessee’s rights pursuant to this Section shall lapse and be of no further force or effect.
d. Lessee’s right of renewal under this Section may be exercised only by Lessee and may not be exercised by any other transferee, sublessee or assignee of Lessee.
e. If Lessee’s right of renewal with respect to the first Renewal Term lapses for any reason, then Lessee’s right of renewal with respect to the second Renewal Term shall similarly lapse and be of no further force or effect.

8. Expansion Right. If any space in the Building becomes available for lease at any time during the Lease Term, including any Renewal Terms exercised by Lessee pursuant to Section 7 hereof (“Expansion Space”), then Lessee shall have a continuing first right to lease such space in its then “as is” condition as of the date the space is offered to Lessee, subject to and in accordance with the following terms and conditions:
a. Within a reasonable period of time after Lessor determines that Expansion Space is or will be coming available, Lessor shall notify Lessee in writing (the “Notification”) of the availability of any Expansion Space and the determination of the base rent and other terms and conditions. Among the factors to be considered by Lessor in determining the base rent and other terms and conditions shall be the rental rates, construction allowances, rent abatements, concessions, length of term, renewal options and other terms and conditions then being agreed to by tenants and Lessor for comparable tenants for comparable space in the Building, and the rental rates, construction allowances, rent abatements, concessions, length of term, renewal options and other terms and conditions then being agreed to by similar tenants and landlords for similar space in multi-tenanted, comparable buildings in the Miami Lakes submarket of Miami-Dade County. The Notification shall also include (i) the location and square footage of the Expansion Space, and (ii) the date on which Lessor expects the Expansion Space to become available. Notwithstanding anything to the contrary contained herein, the term for such Expansion Space shall be coterminous with the Lease Term then in effect for the remainder of the Premises. For a period of ten (10) business days after Lessee’s receipt of the Notification from Lessor, Lessee shall have the right to accept the base rent and all other terms and conditions of a lease for such space. If during such ten (10) business day period, Lessee does not accept the base rent and all other terms and conditions of a lease for such space or does not respond within the aforesaid ten (10) business day period, then Lessee’s right to lease such space shall lapse and be of no further force or effect. If during such ten (10) business day period Lessee accepts the base rent and all other terms and conditions of a lease for such space, then Lessee shall promptly execute an amendment to the Lease within ten (10) business days after receipt thereof. The “Base Year” with respect to the renting of the Expansion Space shall be the calendar year in which the commencement date for the Expansion Space occurs; and Lessee’s allocation of parking spaces pursuant to Section 23 of the Lease shall increase in proportion to the size of the Expansion Space.
b. Lessee’s rights under this Section are subject and subordinate to Lessor’s right to renew expiring leases pursuant to rights contained in such expiring leases or pursuant to the mutual agreement of Lessor and tenants under such leases. In addition to the foregoing, and notwithstanding anything in the Lease to the contrary, delivery of possession of the Expansion Space to Lessee and commencement of the term thereof is and shall be subject to Lessor’s obtaining possession from any prior tenant or occupant who holds over beyond the applicable lease expiration date, and Lessee shall have no claim against Lessor (for damages or otherwise) and Lessor shall have no obligation or liability for, on account of or with respect to any holdover in all or any portion of the Expansion Space; provided, however, that Lessor agrees to use commercially reasonable efforts to obtain possession of the Expansion Space from such prior tenant or occupant as soon as reasonably possible, subject to and in accordance with the terms and conditions of the lease with such prior tenant or occupant.
c. If Lessee has been in monetary default more than two (2) times in any Lease Year or is in default after the giving of any applicable notice and expiration of any applicable cure period under the Lease on the date Lessor sends the Notification or any time thereafter until Lessee occupies the Expansion Space, then, at Lessor’s election, Lessee’s rights pursuant to this Section shall lapse and be of no further force or effect.
d. If at any time fifty percent (50%) or more of the square feet of rentable area of the Premises have been subleased or assigned or if this Lease has been terminated with respect to any such portion, then Lessee’s rights pursuant to this Section shall lapse and be of no further force or effect. Lessee’s rights under this Section may be exercised only by Lessee and may not be exercised by any other transferee, sublessee or assignee of Lessee.
e. Lessee has the right under this Section to lease the entire Expansion Space identified in the Notification only. Lessee has no right to lease less nor more than the entire Expansion Space so identified.

f. If any Expansion Space is offered to Lessee hereunder and Lessee fails to lease such Expansion Space or fails to execute the amendment within the ten (10) business day period described above or fails to respond to the Notification within the ten (10) business days described above, then the rights granted to Lessee under this Section with respect to such Expansion Space shall immediately lapse and expire, and Lessee shall have no further rights hereunder with respect to such Expansion Space and Lessor shall have the right to lease the Expansion Space to any third-party tenant at any time on terms and conditions acceptable to Lessor in its sole discretion. In the event the Expansion Space is leased to a third-party tenant in accordance with the foregoing and such space again becomes available for lease, Lessee shall have a continuing first right to lease such space in its then “as is” condition as of the date such space is re-offered to Lessee, subject to and in accordance with the above terms and conditions. Lessee’s right to lease any Expansion Space that again becomes available for lease is subject and subordinate to Lessor’s right to renew expiring leases pursuant to rights contained in such expiring leases or pursuant to the mutual agreement of Lessor and tenants under such leases.
g. Notwithstanding anything herein to the contrary, if fewer than eighteen (18) months remain in the Lease Term (as such Lease Term may have been extended by Lessee pursuant to its renewal rights under Section 7 hereof) from the date the Expansion Space is expected to become available for lease, then Lessee’s rights under this Section 8 to lease such Expansion Space shall not be applicable unless, within ten (10) business days after Lessee’s receipt of the Notification, Lessee exercises its right to renew the term of the Lease for a Renewal Term. Lessor and Lessee shall then have the 30-day period referenced in Section 7(a) herein to negotiate the Market Rent for the Renewal Term (it being understood and agreed that Lessee shall retain its rescission right referenced in Section 7(a) herein) and Lessee shall then have a period of five (5) business days after Lessor and Lessee agree on the Market Rent for the Renewal Term to accept the terms and conditions for the Expansion Space set forth in the Notification. If Lessor and Lessee cannot so agree upon the Market Rent during such period, then Lessee’s rights to lease Expansion Space under this Section 8 shall not be applicable for the remainder of the then existing Lease Term unless and until Lessee has irrevocably exercised its right to a Renewal Term. Further notwithstanding anything herein to the contrary, if fewer than nine (9) months remain in the Lease Term at the time Lessor is required to offer any Expansion Space to Lessee, then Lessee’s rights under this Section 8 to lease such Expansion Space shall not be applicable unless prior to such date Lessee shall have exercised its right to renew the term of the Lease pursuant to the terms of Section 7 hereof; it being understood and agreed that if Lessor and Lessee are then in the process of negotiating the rent payable by Lessee during a Renewal Term, Lessee shall have a period of five (5) business days after Lessor and Lessee agree on the Market Rent for the Renewal Term to accept the terms and conditions for the Expansion Space set forth in the Notification (it being further understood and agreed that Lessee shall retain its rescission right referenced in Section 7(a) herein).
9. Condition of the Premises. Lessor shall not be required to do any work in or upon the Premises or the Building to ready the same for Lessee’s continued use or occupancy of the Premises. Lessee agrees to accept the Premises in its “as-is” condition, it being acknowledged that Lessee is fully familiar with the condition of the Premises.
10. Brokerage. Lessor and Lessee each warrant and represent that it dealt with no brokers in connection with this transaction other than CB Richard Ellis, Inc. and Jones Lang LaSalle Americas, Inc. (hereinafter referred to as “Brokers”) and had no conversations or dealings with any broker other than the Brokers in connection with this transaction. Lessee hereby indemnifies Lessor against any claims of any broker with whom Lessee had any dealings other than the Brokers and agrees to reimburse Lessor for any damages Lessor might sustain by reason of such claims, including Lessor’s cost of defending any action in connection therewith and any reasonable legal fees of Lessor in connection therewith. Lessor is responsible for the payment of all brokerage commissions to the Brokers. Lessor hereby indemnifies Lessee against any claims of any broker with whom Lessor had any dealings other than the Brokers and agrees to reimburse Lessee for any damages Lessee might sustain by reason of such claims, including Lessee’s cost of defending any action in connection therewith and any reasonable legal fees of Lessee in connection therewith.
11. Ratification. Except as amended hereby, all the terms and conditions of the Lease, as heretofore in effect, shall remain in full force and effect and all the terms and conditions of the Lease, as hereby amended, are hereby ratified and confirmed in all respects.
12. Authority. Each of the persons executing this First Amendment on behalf of Lessor and Lessee hereby covenants and warrants to the other party that Lessor or Lessee, as the case may be, has full right and authority to enter into this First Amendment, and that the person signing on behalf of Lessor or Lessee, as the case may be, is authorized to do so.

13. Partial Invalidity. If any provision of this First Amendment or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this First Amendment or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this First Amendment shall be valid and enforced to the fullest extent permitted by law.
14. Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument.
15. SNDA. Within a commercially reasonable time after the execution and delivery of this First Amendment by Lessee, Lessor shall obtain from ING USA Annuity & Life Company (“Current Lender”), the current holder of the deed of trust, deed to secure debt or mortgage secured by the Building, a subordination, non-disturbance and attornment agreement (“SNDA”) in the form attached hereto as Exhibit B and made a part hereof. At Lessee’s written request, Lessor shall use commercially reasonable efforts to obtain from any future holder of any mortgage, deed to secure debt, or deed of trust on the Building a SNDA on a commercially reasonable form or such holder’s standard form (provided such form is commercially reasonable). In connection with each SNDA obtained in favor of Lessee, Lessee shall reimburse Lessor, as additional rent, for the reasonable costs and expenses incurred by Lessor in connection therewith.

IN WITNESS WHEREOF, the parties hereto have, or have caused to be, executed this First Amendment as of the day and year first set forth above.

WITNESSES:	LESSOR:
JDRP ASSOCIATES NO. 1, LTD.,
/s/ MA Carlevale	by its Agent, Peter Lawrence
Print Name: MA Carlvale	Commercial Real Estate, Inc.

/s/ Leslie Rollon Print Name: Leslie Rollon	By:	/s/ Kristopher M. Hoover Kristopher M. Hoover President

WITNESSES:	LESSEE:
HEARTWARE, INC.,
/s/ Louise Ann Murphy	a Delaware corporation
Print Name: Louis Ann Murphy

/s/ Lory Cavanagh Print Name: Lory Cavanagh	By:	/s/ Jeffrey M. Held Name: Jeffrey M. Held
Title: Authorized Signatory

EXHIBIT A
GUARANTY OF LEASE
THIS GUARANTY (the “Guaranty”) is made as of this  _____ 30th _____ day of _September _____, 2010, by HEARTWARE INTERNATIONAL, INC. (the “Guarantor”), having an address at 205 Newbury Street, Suite 101, Framingham, MA 01701, in favor of JDRP ASSOCIATES NO. 1, LTD. (the “Lessor”), and is executed pursuant to that certain First Amendment to Lease, dated of even date herewith (the “First Amendment”) between Lessor and HEARTWARE, INC. (the “Lessee”). The First Amendment modifies that certain Lease Agreement, dated April 17, 2008 (as amended by the First Amendment and as may be further amended, the “Lease”) with respect to those certain Premises, as defined in the Lease, consisting of an “agreed upon” 59,165 square feet of gross rentable area located at 14000-14050 NW 57th Court, Miami Lakes, Florida 33014 (the “Building”) within the business park commonly known as Miami Lakes Business Park – East.
In order to induce Lessor to execute the First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor has guaranteed and hereby does guaranty the payment and performance of all liabilities, obligations, and duties (including, without limitation, payment of rent) imposed upon Lessee under the terms of the Lease, as if Guarantor has executed the Lease as Lessee thereunder, irrespective of the expiration of the Lease, or the insufficiency, invalidity, or unenforceability of any security interest which might have been, or be hereafter, given to Lessor to secure Lessee’s obligations contained in the Lease. This Guaranty is a guaranty of full payment and performance and not merely collection.
Subject to the Guarantor Cure Period (as hereinafter defined), Guarantor hereby acknowledges, and waives notice of, acceptance of this Guaranty and all other notices in connection herewith or in connection with the liabilities, obligations, and duties guaranteed hereby, including, but not limited to, notices of default by or to Lessee under the Lease, and waives demand for payment, protest, diligence, presentment, and notice of protest on the part of Lessor in the enforcement of any liability, obligation, or duty guaranteed hereby. Guarantor further waives, to the fullest extent permitted by law, all defenses given to sureties and guarantors by statute, at law, or in equity.
Notwithstanding the foregoing or anything to the contrary contained in this Guaranty, prior to Lessor exercising any rights as against Guarantor, Lessor shall provide Guarantor with the same notice and opportunity to cure defaults by Lessee as are required to be provided to Lessee pursuant to the Lease, plus an additional period of ten (10) business days (the “Guarantor Cure Period”). Lessor shall provide to Guarantor a simultaneous copy of all notices of default sent to Lessee as a condition of the commencement of such additional ten (10) business days of the Guarantor Cure Period.
Guarantor further agrees that Lessor shall not be first required to enforce against Lessee or any other person any liability, obligation, or duty guaranteed hereby before seeking enforcement thereto against Guarantor (but which enforcement against Guarantor is subject to the Guarantor Cure Period). Suit may be brought and maintained against Guarantor by Lessor to enforce any liability, obligation, or duty guaranteed hereby without joinder of Lessee or any other person. The liability of Guarantor shall not be affected by any indulgence, compromise, settlement, or variation of terms which may be extended to Lessee by Lessor or agreed upon by Lessor and Lessee (except as hereinafter set forth), and shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of Lessee or its estate in bankruptcy, or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the National Bankruptcy Code, or any similar law or statute of the United States or any State thereof. Lessor and Lessee, without notice to, or consent by, Guarantor, may at any time or times enter into such extensions, amendments, assignments, subleases, or other covenants respecting the Lease as they may deem appropriate, including, but not limited to, an increase in the rent due under the Lease or any other obligation thereunder; and Guarantor shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations, and duties of Lessee under the Lease as so extended, amended, assigned, subleased, or otherwise modified. Furthermore, Guarantor’s obligations and covenants under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, whether or not Guarantor has been notified thereof or consented thereto: (a) any invalidity, illegality or unenforceability of the Lease, or any termination of the Lease for any reason whatsoever (including a Bankruptcy); (b) any defenses or rights of set-off or counterclaim of Lessee or Guarantor; (c) Lessor’s waiver of the performance or observance by Lessee, Guarantor or any other party of any covenant or condition contained in the Lease or this Guaranty; (d) the doing or the omission of any act referred to in the Lease or this Guaranty (including the giving of any consent referred to in the Lease or this Guaranty); (e) Lessor’s failure or delay to exercise any right or remedy available to Lessor or any action on the part of Lessor granting indulgence or extension in any form whatsoever; (f) the release of Lessee or Guarantor from the performance or observance of any covenant or condition contained in the Lease or this Guaranty by operation of law; or (g) any other matters whatsoever, whether or not similar to those specifically mentioned herein, other than the full performance of all obligations of Lessee under the Lease.
This Guaranty is absolute, irrevocable, unconditional, and continuing in any event, and shall not terminate until the payment of all sums and the performance of all obligations evidenced by the Lease.
No such payment by Guarantor pursuant to any provision of this Guaranty shall entitle Guarantor, by subrogation, indemnification or otherwise, to the rights of Lessor, to any payment by Lessee, or to any recovery from any property of Lessee, until after payment in full under this Guaranty. Guarantor waives any right Guarantor may now or hereafter have against Lessee (and/or any other guarantor of Lessee’s obligations under the Lease) with respect to this Guaranty (including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification or similar right, and any right to participate in any claim, right or remedy of Lessor against Lessee or any security which Lessor now or hereafter has with respect to the Lease), whether such right arises under an express or implied contract, by operation of law, or otherwise, until after payment in full under this Guaranty. Guarantor shall be deemed not to be a “creditor” (as defined in the National Bankruptcy Code) of Lessee by reason of the existence of this Guaranty in the event that Lessee becomes a debtor in any proceeding under the National Bankruptcy Code. Should Lessor repay to Lessee or Guarantor, or be obligated by applicable law to repay to Lessee or Guarantor, any amounts previously paid, then this Guaranty shall be reinstated in the amount Lessor repays or is so obligated to repay.
If all or any part of the Lease is rejected, disaffirmed or otherwise avoided pursuant to applicable law affecting creditors’ rights, then Guarantor shall, and does hereby (without the necessity of any further agreement or act), assume all obligations and liabilities of Lessee under the Lease to the same extent as if Guarantor were originally named Lessee under the Lease and there had been no such rejection, disaffirmance or avoidance. Guarantor shall upon Lessor’s request promptly confirm in writing such assumption.
It is understood that other agreements similar to this Guaranty may, at Lessor’s sole opinion and discretion, be executed by other persons with respect to the Lease. This Guaranty shall be joint and several and cumulative of any such agreements and the liabilities and obligations of Guarantor hereunder shall in no event be affected or diminished by reason of such other agreements. Moreover, if Lessor obtains the signature of more than one guarantor in this Guaranty, or obtains additional guaranty agreements, or both, Guarantor agrees that Lessor, in Lessor’s sole discretion, may (i) bring suit against all guarantors of the Lease jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of the guarantors for such considerations as Lessor may deem proper, and (iii) release any one or more of the guarantors from liability. Guarantor further agrees that no such action shall impair the rights of Lessor to enforce the Lease against any remaining guarantor or guarantors, including Guarantor (except to the extent of a separate recovery by Lessor from any such remaining guarantor or guarantors).
Guarantor agrees that if Lessor shall employ an attorney to present, enforce, or defend any or all of Lessor’s rights or remedies hereunder or under the Lease, Guarantor shall pay any reasonable attorneys’ fees incurred by Lessor in such connection, whether such fees are incurred before or at trial or on appeal. Notwithstanding the foregoing, in the event of any litigation between Lessor and Guarantor arising out of the Lease or this Guaranty, the prevailing party shall be entitled to recover its costs and expenses incurred in such litigation, including reasonable attorneys’ fees, at all levels, including appeals.
In the event the Lessor, or any successor owner of the Building, sells, conveys, or otherwise transfers the Premises or the Lease, this Guaranty shall not be abrogated thereby, and shall continue in full force and effect. Guarantor hereby agrees to execute any such document or certificate as may be reasonably requested by Lessor or any successor owner of the Building to confirm the foregoing and the continuing validity of this Guaranty.

Any notice which Lessor may elect to send shall be binding upon Guarantor if mailed to Guarantor’s address set forth above or to the last address known to Lessor, by United States certified or registered mail, return receipt requested, or by Federal Express or other overnight courier, and shall be deemed conclusively delivered when same are either hand delivered, or three (3) business days after deposited in the U.S. mail, postage prepaid, certified, return receipt requested, or delivered by a nationally recognized courier for overnight delivery with such delivery charge being prepaid. A courtesy copy of all notices shall also be delivered to Akerman Senterfitt, One S.E. Third Avenue, Suite 2500, Miami, Florida 33131, Attention Carol S. Faber, Esq. (Ph# 305-374-5600) however Lessor’s failure to deliver any such courtesy copy shall not invalidate or otherwise impair the effectiveness of any notice given to Guarantor. Guarantor may, by notice to Lessor, designate a different address or addresses for notices.
This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Florida. If any provision of this Guaranty should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby. Guarantor hereby consents to the exercise of personal jurisdiction over Guarantor by any federal or local court in the jurisdiction in which the Building is located. Guarantor appoints Mr. Jeff Held, having an address at 205 Newbury Street, Suite 101, Framingham, MA 01701 (Ph# 508-739-0841), as Guarantor’s agent for receipt of service of process on Guarantor’s behalf in connection with any suit, writ, attachment, execution or discovery or supplementary proceedings in connection with the enforcement of this Guaranty. Service shall be effected by any means permitted by the court in which any action is filed. Service shall be deemed effective upon receipt. Guarantor shall designate a change of address or agent by written notice given by certified mail, return receipt requested, at least ten (10) days before such change is to become effective.
Guarantor represents and warrants that Lessor’s execution of the First Amendment is a material and direct economic benefit to Guarantor and constitutes good, valuable and sufficient consideration for Guarantor’s execution of this Guaranty, notwithstanding any future rejection or other termination of all or any part of the Lease. Guarantor represents and warrants that all financial statements and information regarding Guarantor that have been or will be delivered to Lessor are true, correct and complete. Each individual signing this Guaranty warrants and represents that he or she is duly authorized to execute and deliver this Guaranty, and that, if Guarantor is a corporation, Guarantor is a duly organized corporation in good standing under the laws of the state of its incorporation, is qualified to do business and is in good standing in the jurisdiction in which the Building is located, and has the power and authority to enter into this Guaranty, and that all corporate action requisite to authorize Guarantor to enter into this Guaranty has been duly taken.
This Guaranty shall be binding upon Guarantor and Guarantor’s successors, heirs, executors, administrators, and assigns, and shall inure to the benefit of Lessor and Lessor’s successors, heirs, executors, administrators, and assigns.
No principal, partner, member, officer, director, trustee or affiliate of Guarantor who is a natural person shall have any personal liability under any provision of this Guaranty.
GUARANTOR AND BY ACCEPTANCE HEREOF, LESSOR, EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE OR THIS GUARANTY.

EXECUTED as of the day and year first above written, to be effective as of the date of the First Amendment.

WITNESSES:	GUARANTOR:

HEARTWARE INTERNATIONAL, INC.

/s/ Louise Ann Murphy	By:	/s/ Jeffrey M. Held

		Name:	Jeffrey M. Held
/s/ L Cavanagh		Title:	VP, General Counsel

Address: 205 Newbury St., Framingham, MA

COMMONWEALTH OF MASSACHUETTS	)
)ss:
COUNTY OF MIDDLESEX	)
The foregoing instrument was acknowledged before me this 23rd day of September, 2010, by Jeffrey M Held, as VP, General Counsel of HEARTWARE INTERNATIONAL, INC., a Delaware corporation, on behalf of said corporation. He/She is personally known to me or produced a Mass. Drivers license as identification.

/s/ Louise Ann Murphy
Print Name: Louise Ann Murphy

Notary Public
/s/ Louise Ann Murphy

My commission expires: 5/20/16